                                                                     EXHIBIT 4.3

                               INPUT/OUTPUT, INC.

                         2003 EMPLOYEE STOCK OPTION PLAN

                                                                               .
                                                                               .
                                                                               .

                               INPUT/OUTPUT, INC.
                         2003 EMPLOYEE STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                              Section
                                                                                              -------
ARTICLE I - PLAN

         Purpose.............................................................................    1.1
         Effective Date of Plan..............................................................    1.2

ARTICLE II - DEFINITIONS

         Affiliate...........................................................................    2.1
         Board of Directors..................................................................    2.2
         Change of Control...................................................................    2.3
         Code................................................................................    2.4
         Committee...........................................................................    2.5
         Company.............................................................................    2.6
         Disability..........................................................................    2.7
         Effective Date......................................................................    2.8
         Employee............................................................................    2.9
         Exchange Act........................................................................   2.10
         Fair Market Value...................................................................   2.11
         Mature Shares.......................................................................   2.12
         Non-Employee Director...............................................................   2.13
         Option..............................................................................   2.14
         Option Agreement....................................................................   2.15
         Optionee............................................................................   2.16
         Outside Director....................................................................   2.17
         Plan................................................................................   2.18
         Retire or Retirement................................................................   2.19
         Stock...............................................................................   2.20

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO OPTIONS

         Authority to Grant Options .........................................................    4.1
         Dedicated Shares....................................................................    4.2
         Non-Transferability.................................................................    4.3
         Requirements of Law.................................................................    4.4
         Changes in the Company's Capital Structure..........................................    4.5
         Acceleration........................................................................    4.6
         Election Under Section 83(b) of the Code............................................    4.7

ARTICLE V - OPTIONS

         Type of Option......................................................................    5.1
         Option Price........................................................................    5.2
         Duration of Options.................................................................    5.3
         Amount Exercisable..................................................................    5.4
         Exercise of Options.................................................................    5.5
         Exercise on Termination of Employment...............................................    5.6
         Substitution Options................................................................    5.7
         No Rights as Stockholder............................................................    5.8

ARTICLE VI - ADMINISTRATION

         Committee...........................................................................    6.1
         Amendment and Repricing of Options..................................................    6.2

ARTICLE VII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII - MISCELLANEOUS

         No Establishment of a Trust Fund....................................................    8.1
         No Employment Obligation............................................................    8.2
         Forfeiture .........................................................................    8.3
         Tax Withholding.....................................................................    8.4
         Written Agreement...................................................................    8.5
         Indemnification of the Committee and the Board of Directors.........................    8.6
         Gender..............................................................................    8.7
         Headings............................................................................    8.8
         Other Compensation Plans............................................................    8.9
         Other Options or Awards.............................................................   8.10
         Governing Law.......................................................................   8.11

                                   ARTICLE 1

                                      PLAN

         1.1 PURPOSE. This Plan is a plan for key Employees (including officers and Employee directors) of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 EFFECTIVE DATE OF PLAN. This Plan is effective March 27, 2003, so long as within one year of that date it shall have been approved by at least a majority vote of stockholders casting a vote in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Option shall be granted pursuant to this Plan after March 27, 2013.

                                   ARTICLE 2

                                   DEFINITIONS

         Except as defined elsewhere herein, the words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3 "CHANGE IN CONTROL OF THE COMPANY" shall mean the occurrence of any of the following, after the Effective Date:

                  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor statute) (a "Covered Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51 percent (51%) or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 2.3, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with Section 2.3(c)(i),
(ii) or (iii); or

                  (b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

                  (c) consummation of (xx) a reorganization, merger, amalgamation, consolidation, sale or other form of business combination of the Company or any subsidiary of the Company, or (yy) a sale, lease, exchange, disposition or other transfer of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 51 percent (51%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and
         (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                           (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         2.4      "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of members who are both Non-Employee Directors and Outside Directors.

         2.6      "COMPANY" means Input/Output, Inc.

         2.7 "DISABILITY" means a mental or physical disability as determined under the then-established policies of the Company.

         2.8      "EFFECTIVE DATE" means March 27, 2003.

         2.9 "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended from time to time.

         2.10 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Option is granted. For purposes of the foregoing sentence, "Employees" shall include consultants. "Employees" shall also include prospective consultants and Employees to whom Options are granted in connection with written offers of service and employment; provided however, that no such Options may become vested or exercisable until the person commences service or employment.

         2.11 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the New York Stock Exchange; or (b) if the Stock is not listed on the New York Stock Exchange, the average of the high and low sale prices of the Stock on that date as reported on the principal securities exchange on which the Stock is listed; or (c) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (d) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (e) if none of the foregoing is applicable, an amount at the election of the Committee equal to the (x) the average between the closing bid and ask prices per Share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in its sole discretion.

         2.12 "MATURE SHARES" means shares of Stock that the Employee has held for at least six months.

         2.13 "NON-EMPLOYEE DIRECTOR" means a `non-employee director" as that term is defined in Rule 16b-3 under the Exchange Act.

         2.14 "OPTION" means both an Option granted under this Plan to purchase shares of Stock.

         2.15 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.16 "OPTIONEE" means a person who is granted an Option under the Plan.

         2.17 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the criteria of section 162(m) of the Code.

         2.18 "PLAN" means the Input/Output, Inc. 2003 Employee Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.19 "RETIRE" or "RETIREMENT" means retirement in good standing from the employ of the Company and all Affiliates for reason of age under then-established policies of the Company and the Affiliates.

         2.20 "STOCK" means the common stock of the Company, $0.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                                   ARTICLE 3

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Options shall be those key Employees of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Option or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Non-Employee Director or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option under this Plan or under other similar plans of the Company.

                                   ARTICLE 4

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant to those key Employees of the Company or any of its Affiliates, as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Employee of the Company or any of its Affiliates shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 1,500,000 shares. The maximum number of shares subject to Options which may be issued to any Employee under the Plan during each Plan Year is 1,350,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

         In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with applicable law:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended), and in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         4.5      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (i) the number, class, and per share price of shares of Stock subject to outstanding Options under the Plan shall be appropriately adjusted in such a manner so as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares such Optionee would have received had such Optionee exercised his or her Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity that is wholly-owned by the Company), (iii) the

Company is to be dissolved, or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Treasury Regulations) that is not described in clauses (i), (ii) or
(iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then (x) except as otherwise provided in an Option Agreement or as a result of the effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and (y) no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board of Directors or the Committee, acting in their sole and absolute discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

                           (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee or the Board of Directors, after which specified date all such Options that remain unexercised and all rights of Optionees thereunder shall terminate;

                           (2) require the mandatory surrender to the Company by all or selected Optionees of some or all of the then-outstanding Options held by such Optionees (regardless of whether such Options are then exercisable under the provisions of the Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Committee or the Board of Directors, in which event the Committee or the Board of Directors shall thereupon cancel such Options and the Company shall pay to each such Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price(s) under such Options for such shares;

                           (3) with respect to all or selected Optionees, have some or all of their then-outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then-outstanding Options (whether vested or unvested) by an entity that is a party to the transaction resulting in such Corporate Change and that is then employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis in which the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option, as the case may be, will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

                           (4) provide that the number and class of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such

         Option when exercised shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement or plan (or both) relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option; or

                           (5) make such adjustments to Options then outstanding as the Committee or the Board of Directors deems appropriate to reflect such Corporate Change (provided, however, that the Committee or the Board of Directors may determine in their sole and absolute discretion that no such adjustment is necessary).

         In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Committee or the Board of Directors, in their sole and absolute discretion and without the consent or approval of any Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

         If changes occur in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, then any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Committee or the Board of Directors in their sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. If any such change occurs in the outstanding Stock, then the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee or the Board of Directors, whose determination shall be conclusive.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

         4.6 ACCELERATION. The Committee may, in its discretion, provide for the automatic acceleration upon a Change of Control of the Company, of the time at which any Option will become exercisable and/or vested, by including a provision to such effect in an Optionee's Option Agreement. The Committee may also accelerate exercisability and/or vesting at such other times as it may determine in its sole discretion.

         4.7 ELECTION UNDER SECTION 83(b) OF THE CODE. No Optionee shall exercise the election permitted under section 83(b) of the Code without written approval of the Committee. Any Optionee doing so shall forfeit all Options issued to him under this Plan.

                                   ARTICLE 5

                                     OPTIONS

         5.1 TYPE OF OPTION. Options granted under the Plan are not intended to be governed by section 422 of the Code.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted or
(b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Option shall be more than 100 percent (100%) of Fair Market Value.

         5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding.

         5.5      EXERCISE OF OPTIONS.

                  (a) Forms of Consideration Authorized. The exercise of an Option shall be made only by a written notice delivered in person, by telecopy or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any shares of Stock purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) by payment in cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, (ii) by tender to the Company of Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker or dealer providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (a "Cashless Exercise"), or (iv) by such other terms and conditions as may be approved by the Committee to the extent permitted by applicable law.

                  (b)      Limitations on Forms of Consideration.

                           (i) General Restrictions. The Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Optionee pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay his exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

                           No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

                           (ii) Mature Shares. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the Mature Shares tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee or to the Optionee's designated broker or dealer, at the address specified by the Optionee.

                           Whenever an Option is exercised by exchanging Mature Shares owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition. If requested by the Secretary of the Company, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

                           (iii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

         5.6 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option Agreement, Options shall (a) terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, Retirement under the then established rules of the Company, or severance for Disability, and (b) be exercisable only to the extent such Options are exercisable at the time of the Employee's severance of employment. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

         In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in section 424(a) of the Code).

         5.7 DEATH. If, before the expiration of an Option, the Employee, whether in the employ of the Company or after he has Retired or was severed for Disability, dies, the Option shall continue until the earlier of the Option's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option Agreement. After the death of the Employee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option Agreement.

         5.8 RETIREMENT. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of an Option, the Employee shall be Retired in good standing from the employ of the Company under the then established rules of the Company, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his Retirement. In the event of Retirement, the Employee shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his Retirement, unless it is expressly provided otherwise in the Option Agreement.

         5.9 DISABILITY. If, before the expiration of an Option, the Employee shall be severed from the employ of the Company for Disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date he was severed because of Disability, unless it is expressly provided otherwise in the Option Agreement. In the event that the Employee shall be severed from the employ of the Company for Disability, the Employee shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his Retirement or severance of employment for Disability, unless it is expressly provided otherwise in the Option Agreement.

         5.10 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become Employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.11 NO RIGHTS AS STOCKHOLDER. No Employee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE 6

                                 ADMINISTRATION

         6.1 COMMITTEE. This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the Employees to whom and the time or times at which Options will be made,

                  (b) determine the number of shares and the exercise price of Stock covered in each Option, subject to the terms of the Plan,

                  (c) determine the terms, provisions and conditions of each Option, which need not be identical,

                  (d) accelerate the time at which any outstanding Option may be exercise,

                  (e) define the effect, if any, on an Option of the death, Disability, Retirement, or termination of employment of the Employee,

                  (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

         The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                   ARTICLE 7

                        AMENDMENT OR TERMINATION OF PLAN

         7.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that (a) no plan or program providing for either (a) the amendment of outstanding Options to reduce the exercise price thereof or (b) the cancellation of outstanding Options and the grant in substitution therefore of new Options having an exercise price that is less than the original exercise price (as adjusted pursuant to Section 4.5) shall be approved or adopted without the approval of the Company's stockholders, and (b) no amendment to this Plan will have the effect of adversely modifying the terms of any outstanding Option without the written consent of the particular affected Optionee.

         7.2 AMENDMENT OF OPTIONS. The Committee may at any time or times amend any outstanding Option or Options for the purpose of satisfying the requirements of changes in applicable laws or regulations or the rules of any national securities exchange or interdealer quotation service on which the Stock is then listed or approved for quotation. Further, the Committee may, with the consent of the holder of an Option, make such modifications or amendments to such Option as it shall deem advisable. Notwithstanding the foregoing, except for adjustments pursuant to Section 4.5, the Committee may not modify or amend outstanding Options to reduce the exercise price thereof, or cancel outstanding Options and grant substitute Options having an exercise price that is less than the original exercise price (as it may be adjusted pursuant to Section 4.5) therefor for the purpose of repricing, replacing or regranting such Options without the the approval of the Company's stockholders.

                                   ARTICLE 8

                                  MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under this Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 FORFEITURE. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that the Employee, before or after termination of his employment with the Company or an Affiliate for any reason committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct has demonstrably damaged the Company or Affiliate, the Employee shall forfeit all outstanding Options, including all exercised Options pursuant to which the Company has not yet delivered a stock certificate.

         The decision of the Committee as to the cause of the Employee's discharge, and the damage done to the Company or an Affiliate, shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

         8.4      TAX WITHHOLDING.

                  (a) The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Employee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise. In satisfaction of the payment of such sum to the Company or any Affiliate, the Employee may make a written election, which may be accepted or rejected in the discretion of the Chief Financial Officer of the Company, to have withheld a portion of the shares of Stock issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date of exercise, equal to or less than the amount required to be withheld, provided that the Fair Market Value of the shares held back shall not exceed the Company's or Affiliate's minimum statutory withholding tax obligations.

                  (b) The Company and its Affiliates shall have no obligation upon exercise of any Option to issue any shares of Stock until the Company has received payment sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         8.5 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Employee and by a member of the Committee on behalf of the Committee and an executive officer of the Company other than the Employee, on behalf of the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         8.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and/or the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         8.7 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         8.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

         8.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees of the Company or any Affiliate.

         8.10 OTHER OPTIONS. The grant of an Option shall not confer upon the Employee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Employees, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.